Independent auditors' consent
-----------------------------------------------------------------------

The board and shareholders
AXP Progressive Series, Inc.:
     AXP Progressive Fund



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.




/s/ KPMG LLP
-------------
    KPMG LLP
    Minneapolis, Minnesota
    November 25, 2003